UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

                       Indiana                                 1-15983                         38-3354643

         (State or other jurisdiction          (Commission                   (IRS Employer

                of incorporation)                       File No.)                     Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

As discussed in Item 1A. “Risk Factors” in the Annual Report on Form 10-K of ArvinMeritor, Inc. (“ArvinMeritor”) for the fiscal year ended September 28, 2008 (“Form 10-K”), ArvinMeritor’s corporate credit rating at Moody’s Investors Service was B1, Standard & Poor’s was B+ and Fitch Ratings was B at the time the Form 10-K was filed. On January 12, 2009, Standard & Poor’s lowered ArvinMeritor’s corporate credit rating to B from B+ and lowered the senior secured credit rating to BB- from BB. On January 13, 2009, Moody’s Investors Service lowered ArvinMeritor’s corporate credit rating to B2 from B1 and lowered the senior secured credit rating to Ba2 from Ba1. Earlier, on December 23, 2008, Fitch Ratings had lowered ArvinMeritor’s Issuer Default Ratings to B- from B.

As discussed in Note 16 of the Notes to Consolidated Financial Statements and under the heading “Liquidity and Contractual Obligations” in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K, ArvinMeritor has a $700 million revolving credit facility maturing in 2011. Borrowings under this facility are subject to interest based on quoted LIBOR rates plus a margin, and a commitment fee, all of which are based on ArvinMeritor’s senior secured credit ratings. As a result of the current ratings, ArvinMeritor’s cost to borrow under the revolving credit facility has increased by 25 basis points. There was no change in the commitment fee, however.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

                                                                     Vernon G. Baker, II

                                                                     Senior Vice President and

                                                                     General Counsel

Date: January 14, 2009